Exhibit 99.1

China GengSheng Minerals Reports 2010 First Quarter Financial Results

GONGYI, China, May 17, 2010 – China GengSheng Minerals, Inc. (AMEX: CHGS) (the “Company”) , a leading China-based high-tech industrial materials manufacturer producing heat resistant, energy efficient materials for a variety of industrial applications, today announced financial results for the 2010 first quarter ended March 31.

First Quarter Financial Highlights:

  First quarter sales revenue was approximately $11.9 million, compared with approximately $12.4 million for the same period of 2009;

  Refractory product sales increased by 6.0% year-over-year to approximately $10.4 million;

  Gross margin increased to 33.5%, compared with 30.3% for the same period of 2009;

  Net income was approximately $0.4 million, or $0.02 per share;

  Non-GAAP net income, after excluding non-cash share-based compensation expenses of approximately $0.3million, was approximately $0.6 million, or $0.03 per basic and diluted share;

  Cash and cash equivalent was approximately $0.5 million, stockholders’ equity, approximately $49.5 million and working capital, approximately $24.8 million.

First Quarter and Recent Business Highlights:

  Gained approval for listing on the NYSE AMEX. GengSheng’s shares began trading on the NYSE AMEX Exchange under the symbol “CHGS” on March 4, 2010;
  Awarded two fracture proppant contracts totaling approximately $1.3 million. Shipments commenced during the beginning of the second quarter of 2010 and are expected to continue till the end of this year;
  Awarded two fracture proppant supply contracts totaling approximately $3.6 million by a U.S.-based distributor. Shipments commenced during the beginning of the second quarter of 2010 and are expected to continue through the third quarter of 2010.

Mr. Shunqing Zhang, Chairman and Chief Executive Officer of China GengSheng Minerals, Inc, said, “Our financial results for the first quarter of 2010 were largely impacted by increased costs of raw materials and decreased export demand in our fracture proppant segment due to the global economic conditions. Despite the challenges, I believe that we performed well by increasing our refractory product sales and improving our gross margins. We continue to address the increased demand for the higher-end products and such effort has brought us 6.0% increase in our refractory business revenue and 3.2% increase in the gross margin during the first quarter of 2010 compared with the same period of last year.”

“We remain committed to further advance our leadership position in the markets we serve. During the first quarter, we increased our research and development efforts to focus on new product development in our refractories and industrial ceramics segments.

We believe that we can enhance our margin profile as we migrate our product mix among our larger revenue generating business segments to the higher-end products. We are confident that we will achieve a new growth in our less mature business lines.”

Mr. Zhang concluded, “As we look ahead, we believe that year 2010 will be another year of growth for GengSheng. We expect that our primary target markets of steel, oil and solar will rebound and are confident that we are well positioned to capitalize the anticipated increase in market demand as growth resumes.”

Results of First Quarter of 2010

For the first quarter of 2010, sales revenue was approximately $11.9 million, a decrease of 4.3% compared with approximate $12.4 million in the first quarter of 2009. The decline in revenue was attributable to a decrease in export sales of GengSheng’s fracture proppant products. Sales of GengSheng’s core refractory products totaled approximately $10.4 million, or 87.5% of sales, compared with approximately $9.8 million in the first quarter of 2009. Sales of fracture proppant products totaled approximately $1.2 million, or 10.1% of sales, compared with approximately $2.5 million for the same period of 2009. Sales of industrial ceramics products totaled approximately $0.3 million, or 2.4% of sales, compared with approximately $0.2 million during the three months ended March 31, 2009.

Gross profit for the three months ended March 31, 2010 was approximately $4.0 million, or 33.5% of revenue, compared with gross profit of approximately $3.8 million or 30.3% of revenue for the first quarter of 2009. The increase in gross profit and gross margin for the first quarter of 2010 were driven by an increase in average sales price of GengSheng’s products and an increased revenue contribution from the full-service programs, which carry higher gross margin than individual product sales.

Sales expenses for the first quarter of 2010 were approximately $1.5 million, flat compared with the first quarter of 2009. General and administrative expenses during the first quarter of 2010 were approximately $1.4 million, compared with approximately $1.1 million for the three months ended March 31, 2009. The increase of general and administrative expenses was mainly due to a non-cash share based compensation expense of approximately $0.3 million. Research and development expenses increased to approximately $184,000, from approximately $4,000 in the first quarter of 2009. The increase in research and development expenses was related to expanded product development effort in GengSheng’s refractories and industrial ceramics business segments. Total operating expenses for the first quarter of 2010 were approximately $3.1 million, compared with approximately $2.6 million for the same period of 2009.

Income tax expense increased to approximately $163,000, from approximate $46,000 for the first quarter of 2009. The increase in income tax expense was related to an increase in the tax rate of GengSheng’s fracture proppant subsidiary, Duesail, which had been exempt from enterprise income tax through the end of 2009. Beginning in 2010, Duesail is subject to an enterprise income tax rate of 12.5% .

Net income attributable to GengSheng’s common stockholders was approximately $0.4 million, or $0.02 per share, compared with a net income approximately of $1.0 million, or $0.04 per share, for the same period of 2009. Non-GAAP net income for the three months ended March 31, 2010 was $0.6 million, or $0.03 per basic and diluted share, compared with non-GAAP net income of $1.0 million, or $0.04 per basic and diluted share for the three months ended March 31, 2009. Non-GAAP net income excluding non-cash share-based compensation expense was $0.3 million for the first quarter of 2010 compared with $0 million for the same period of 2009.

GengSheng had cash and cash equivalent totaling approximately $0.5 million, working capital of approximately $24.8 million and stockholders’ equity of approximately $49.5 million as of March 31, 2010, compared with cash and cash equivalent of approximately $1.0 million, working capital of approximately $24.6 million and stockholders’ equity of approximately $48.9 million on December 31, 2009.

Conference Call

GengSheng’ management will hold a conference call today, Monday, May 17, 2010 at 8:00 a.m. EDT (8:00 p.m. BJ time) to discuss first quarter results.

To participate in the call please dial (877) 407-9205, or (201) 689-8054 for international calls, approximately 10 minutes prior to the scheduled start time. The call will also be available as a live, listen-only webcast at http://www.gengsheng.com/english/affair.aspx.

A telephone replay of the call will be available through May 19, 2010. To access the replay, please dial (201) 612-7415; account number 286 and conference ID 350651. Additionally, a webcast archive will be available for a period of one year.

Non GAAP Financial Measures

To supplement Company's condensed consolidated financial statements for the three months ended March 31, 2010 and 2009 presented on a GAAP basis, the Company provided non-GAAP financial information in this release that exclude the impact of non-cash share-based compensation expense related to the common stocks granted to the independent directors and management staff. Company's management believes that these non-GAAP measures, non-GAAP net income and non-GAAP diluted earnings per share, provide investors with a better understanding of how the results relate to Company's current and historical performance. The additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies. Company’s management believes that these non-GAAP financial measures are useful to investors because they exclude non-cash expenses that Company’s management excludes when it internally evaluates the performance of Company’s business and makes operating decisions, including internal budgeting and performance measurement. The foregoing mentioned measures provide a consistent method of comparison to historical periods. Meanwhile, Company’s management believes that the non-GAAP measures reflect the essential operating activities of the Company. In addition, the provision of these non-GAAP measures allows investors to evaluate Company’s performance using the same methodology and information as used by Company’s management. Non-GAAP measures are subject to inherent limitations because they do not include all expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Company’s management compensates for the limitations by providing the relevant disclosure of the items excluded. A reconciliation of each non-GAAP measures to the nearest GAAP measure is shown in the table below.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

	Three Months Ended
		March 31
	2010	2009
Income From Operations	$865,140	$1,117,362
Add back (Deduct):
Non-Cash Share-based Compensation	261,200	-
Adjusted Income from Operations	$1,126,340	$1,117,362

Net Income	387,282	953,618
Add back (Deduct):
Non-Cash Share-based Compensation	261,200	-
Adjusted Net Income	$648,482	$953,618

Diluted EPS	0.02	0.04
Add back (Deduct):
Non-Cash Share-based Compensation	0.01	-
Adjusted EPS	$0.03	$0.04

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

To be added to the Company’s email distribution for future press releases, please send your request to gengsheng@tpg-ir.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China GengSheng Minerals, Inc., and its subsidiary companies. All statements other than statements of historical fact included herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's ability to meet its projected output for the term of the supply contract; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

{Financial tables follow}

China GengSheng Minerals, Inc.
Condensed Consolidated Balance Sheets

	As of	As of
	March 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$520,927	$992,204
Restricted cash	14,523,300	15,990,300
Trade receivables, net	38,194,039	36,909,518
Bills receivable	1,413,437	1,953,496
Other receivables and prepayments	8,069,160	7,627,968
Inventories	10,871,351	9,924,413
Deferred tax assets	77,281	56,787

Total current assets	73,669,495	73,454,686

Deposits for acquisition of land use right, property, plant and equipment	266,662	276,520
Goodwill	441,089	441,089
Intangible asset, net	940,214	953,550
Property, plant and equipment, net	22,445,268	21,980,340
Land use rights, net	928,991	934,981

TOTAL ASSETS	$98,691,719	$98,041,166

LIABILITIES AND EQUITY

Current liabilities:
Trade payables	$11,674,599	$12,327,618
Bills payable	-	1,512,200
Other payables and accrued expenses	5,955,510	4,294,606
Deferred revenue - Government grants	381,420	381,420
Income taxes payable	823,186	313,430
Non-interest-bearing loans	3,700,936	1,520,160
Collateralized bank loans	26,259,300	28,459,800
Deferred tax liabilities	89,244	89,244

TOTAL LIABILITIES	48,884,195	48,898,478

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock - $0.001 par value per share; authorized 50,000,000 shares in 2010 and 2009, none issued and outstanding	$-	$-
Common stock - $0.001 par value per share; authorized 100,000,000 shares in 2010 and 2009, issued and outstanding 24,196,517 shares in 2010 and 24,038,183 in 2009	24,196	24,038
Additional paid-in capital	19,869,086	19,608,044
Statutory and other reserves	7,419,868	7,419,868
Accumulated other comprehensive income	4,345,206	4,344,766
Retained earnings	17,861,095	17,473,813

Total China GengSheng Minerals, Inc. (“the Company”) stockholders' equity	49,519,451	48,870,529
NONCONTROLLING INTEREST	288,073	272,159

TOTAL EQUITY	49,807,524	49,142,688

TOTAL LIABILITIES AND EQUITY	$98,691,719	$98,041,166

China GengSheng Minerals, Inc.
Condensed Consolidated Statements of Income and Comprehensive Income

	Three months ended
	March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Revenue
Sales	$11,861,352	$12,398,010
Cost of goods sold	(7,888,058)	(8,641,708)

Gross profit	3,973,294	3,756,302

Operating expenses
General and administrative expenses	1,428,972	1,105,080
Research and development expenses	184,233	4,392
Selling expenses	1,494,949	1,529,468

Total operating expenses	3,108,154	2,638,940

Net operating income	865,140	1,117,362

Other income (expenses)
Government grant income	71,032	36,891
Interest income	34,726	8,664
Other income	609	32,966
Finance costs	(405,196)	(187,236)

Total other expenses	(298,829)	(108,715)

Income before income taxes and noncontrolling interest	566,311	1,008,647
Income taxes	(163,115)	(46,126)

Net income before noncontrolling interest	403,196	962,521

Net income attributable to noncontrolling interest	(15,914)	(8,903)

Net income attributable to Company’s stockholders	$387,282	$953,618

Net income before noncontrolling interest	$403,196	$962,521
Other comprehensive income
Foreign currency translation adjustment	440	(55,933)

Comprehensive income	403,636	906,588
Comprehensive income attributable to noncontrolling interest	(15,914)	(8,663)

Comprehensive income attributable to the Company’s common stockholders	$387,722	$897,925

Earnings per share - Basic and diluted attributable to the Company’s common stockholders	$0.02	$0.04
Weighted average number of shares - Basic and diluted	24,108,646	24,038,183

China GengSheng Minerals, Inc.
Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income before noncontrolling interest	$403,196	$962,521
Adjustments to reconcile net income before noncontrolling interest to net cash used in operating activities:
Depreciation	357,883	230,101
Amortization of land use right	5,990	6,115
Amortization of intangible assets	13,336	-
Deferred taxes	(20,494)	23,110
Provision for doubtful debts	(4,251)	-
Share-based compensation	261,200	-
Changes in operating assets and liabilities:
Restricted cash	733,500	(2,490,670)
Trade receivables	(1,280,270)	523,995
Bills receivables	540,059	(656,628)
Other receivables and prepayments	(210,350)	(1,085,158)
Inventories	(946,938)	(729,885)
Other payables and accrued expenses	1,251,547	(738,865)
Trade payables	(653,019)	430,516
Bills payables	(1,512,200)	2,783,690
Income tax payable	509,756	22,169
Net cash flows used in operating activities	(551,055)	(718,989)

Cash flows from investing activities
Payments for deposits of acquisition of land use right, property, plant and equipment	-	(1,425,328)
Payments for acquisition of property, plant and equipment	(812,953)	-
Net cash flows used in investing activities	(812,953)	(1,425,328)

Cash flows from financing activities
Restricted cash	733,500	-
Proceeds from bank loans	6,601,500	6,592,950
Repayment of bank loans	(8,802,000)	-
Repayment to a director	-	(1,356,952)
Proceed from non-interest-bearing loans	2,204,167	-
Repayment of non-interest-bearing loans	(23,391)	(219,765)
Government grant received	178,974	-
Net cash flows provided by financing activities	892,750	5,016,233

Effect of foreign currency translation on cash and cash equivalents	(19)	(415)

Net (decrease) increase in cash and cash equivalents	(471,277)	2,871,501
Cash and cash equivalents - beginning of period	992,204	955,732

Cash and cash equivalents - end of period	$520,927	$3,827,233

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$239,514	$76,214
Income taxes	$-	$-

For more information, please contact:

The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1-212-481-2050
gengsheng@tpg-ir.com

China GengSheng Minerals, Inc.
Ms. Wendy Sun
Finance Manager and Investor Relations
+86-159-3870-8666
gswendy@gengsheng.com

Mr. Shuai Zhang
Investor Relations
gszs@gengsheng.com